Exhibit 10.10
LIN TV Corp.
Summary of Executive Compensation
     As of March 15, 2007, the 2007 base salaries of each of the named executive officers of LIN TV Corp. were as follows:

Name of Executive	Title of Executive	Base Salary
Vincent L. Sadusky	President and Chief Executive Officer	$500,000
Bart W. Catalane	Sr. Vice President Chief Financial Officer	250,000
Scott M. Blumenthal	Executive Vice President Television	375,000
Denise M. Parent	Vice President General Counsel and Secretary	275,000
Gregory M. Schmidt	Executive Vice President Digital Media	400,000
     The 2007 target bonuses for each executive are established and outlined in more detail in his or her employment agreement incorporated by reference as Exhibits to our Annual Report on Form 10-K for the year ended December 31, 2006. The bonuses will be determined based upon the achievement of certain strategic objectives, including performance targets and other subjective factors.
     As of March 15, 2007, the 2007 target bonus of each of the executive officers of LIN TV Corp. was as follows:

Name of Executive	Title of Executive	2007 Target Cash Bonus
Vincent L. Sadusky	President and Chief Executive Officer	$500,000
Bart W. Catalane	Sr. Vice President Chief Financial Officer	150,000
Scott M. Blumenthal	Executive Vice President Television	200,000
Denise M. Parent	Vice President General Counsel and Secretary	150,000
Gregory M. Schmidt	Executive Vice President Digital Media	175,000